SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                              Woodhaven Homes, Inc.
             (Exact name of Registrant as specified in its charter)


         Texas                                           75-2777805
         (State of incorporation                     (I.R.S. Employer
         or organization)                             Identification No.)

         2501 Oaklawn, Suite 550
         Dallas, Texas                                     75219
         (Address of principal executive offices)         (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ x ]

     If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-62467

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                                         Name of each exchange on which
         to be so registered                                                         each class is to be registered

         Units (consisting of one share and one warrant)                                American Stock Exchange
         Common Stock, $.01 par value                                                   American Stock Exchange
         Redeemable Common Stock Purchase Warrants                              American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered are the Registrant's Units, Common Stock, $.01 par value per share and Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's registration statement on Form SB-2 (File No.333-62467). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.

Item 2.  Exhibits.

         The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

         1. Registration Statement on Form SB-2 (File No. 333-62467) filed August 28, 1998 as amended (the"Registration Statement"). (1)
         2.       Articles of Incorporation of the Registrant.  Filed as Exhibit
                  3.1 to the Registration Statement. (1)
         3. Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement.
                     (1) 4.1 Specimen of unit certificate to be registered hereunder.
                     (2) 4.2. Specimen common stock certificate to be registered hereunder.
                     (2) 4.3. Specimen of warrant certificate to be registered hereunder. Exhibit A to the Warrant Agreement filed as Exhibit 4.1 to the Registration Statement. (1)


(1) Incorporated by reference from the Registration Statement as permitted by Rule 12b-32. (2) Filed herewith.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                      Woodhaven Homes, Inc.
                                                        (Registrant)




Date: November 30,1998                               By:/s/Richard D. Laxton
                                                              Richard D. Laxton
                                                     Chief Executive Officer

                            MAURICE J. BATES, L.L.C.
                                 ATTORNEY AT LAW
                           8214 WESTCHESTER SUITE, 500
                              DALLAS , TEXAS 75225

                            Telephone (214) 692-3566
                               Fax (214) 987-2091

                                December 2, 1998

Securities and Exchange Commission
450 5th Street N. W.
Washington, DC. 20549

Re: Woodhaven Homes, Inc.
      SEC File No. 333-62467
      Form 8-A

Ladies/Gentlemen:

         On behalf of Woodhaven Homes, Inc. we transmit herewith a registration statement on Form 8-A for registration of the Company's securities under Section 12(b) of the Securities Exchange Act of 1934. The Company has applied for listing of its Units, Common Stock and Warrants on the American Stock Exchange and in accordance with amended Form 8-A intends that the 1933 Act registration statement referred to above and the 1934 Act registration statement file herewith will go effective concurrently. The Company has on deposit with Mellon Bank $250 to cover the filing fee.

         If there are any questions with respect to this filing please contact the undersigned.

                                            Very truly yours,

                                            /s/Maurice J. Bates
                                            Maurice J. Bates